As filed with the Securities and Exchange Commission on July 25, 2017

Registration No. 333-219298

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BJ Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1389	30-0976566
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11211 FM 2920

Tomball, Texas 77375

(281) 408-2361

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Warren M. Zemlak

Chief Executive Officer

11211 FM 2920

Tomball, Texas 77375

(281) 408-2361

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sean T. Wheeler Ryan J. Maierson Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	Matthew R. Pacey Justin F. Hoffman Kirkland & Ellis LLP 609 Main Street Houston, Texas 77002 (713) 835-3600

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Emerging growth company	☒

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-1 (File No. 333-219298) (the “Registration Statement”) of BJ Services, Inc. is being filed solely for the purposes of filing Exhibits 1.1, 3.1, 3.2, 4.2, 5.1, 10.1, 10.2, 10.3, 10.4, 10.15 and 23.5 and updating Item 16(a) (Index to Exhibits) of Part II of the Registration Statement. Accordingly, the Amendment consists solely of the facing page, this explanatory note, Part II of the Registration Statement, the signatures, the index to exhibits and the filed exhibits and is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

Part II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and the structuring fee) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the FINRA filing fee and NYSE listing fee, the amounts set forth below are estimates.

SEC registration fee		$11,590
FINRA filing fee		15,500
NYSE listing fee		*
Printing and engraving expenses		*
Fees and expenses of legal counsel		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

*	To be filed by amendment.

Item 14. Indemnification of Directors and Officers

We are a Delaware corporation. Our amended and restated certificate of incorporation will provide that a director will not be liable to the corporation or its stockholders for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our amended and restated certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our amended and restated bylaws will provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our amended and restated certificate of incorporation will also contain indemnification rights for our directors and our officers. Specifically, our amended and restated certificate of incorporation will provide that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.

We will enter into written indemnification agreements with our directors and executive officers. Under these proposed agreements, if an officer or director makes a claim of indemnification to us, either a majority of the disinterested directors or independent legal counsel selected by the disinterested directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

The underwriting agreement provides for indemnification by the underwriters of us and our officers and directors, and by us of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with this offering.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we have issued unregistered securities to a limited number of persons. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe that each of these transactions was exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act, Regulation D or Regulation S promulgated thereunder or Rule 701 of the Securities Act.

Item 16. Exhibits

The following documents are filed as exhibits to this registration statement:

Exhibit number	Description

1.1	Form of Underwriting Agreement

2.1**	Contribution Agreement, dated as of November 29, 2016, by and among Baker Hughes Oilfield Operations LLC, Allied Completions Holdings, LLC, BJ Services, LLC and Allied Energy JV Contribution, LLC

3.1	Form of Amended and Restated Certificate of Incorporation of BJ Services, Inc.

3.2	Form of Amended and Restated Bylaws of BJ Services, Inc.

4.1**	Specimen Class A Common Stock Certificate

4.2	Form of Registration Rights Agreement

5.1	Form of Opinion of Latham & Watkins LLP as to the legality of the securities being registered

10.1	Form of Indemnification Agreement

10.2	Form of Tax Receivable Agreement

10.3	Form of Third Amended and Restated Limited Liability Company Agreement of BJ Services, LLC

10.4	Form of Shareholders’ Agreement

10.5**	Revolving Credit and Guaranty Agreement, dated as of May 30, 2017, by and among BJ Services, LLC, as the Borrower, JP Morgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender, an L/C Issuer and Bookrunner, the Other Borrowers From Time to Time, the Guarantors From Time to Time, the Other Lenders, and JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as joint lead arrangers and joint book managers

Exhibit number	Description

10.6**	Intellectual Property License Agreement, dated as of December 30, 2016, by and between BJ Services, LLC and Baker Hughes Incorporated

10.7**	Transition Services Agreement, dated as of December 30, 2016, by and between Baker Hughes Oilfield Operations, Inc. and BJ Services, LLC

10.8†**	Employment Agreement, dated as of January 1, 2017, by and between BJ Services, LLC and Warren Zemlak

10.9†**	Employment Agreement, dated as of January 16, 2017, by and between BJ Services, LLC and Evelyn Angelle

10.10†**	Employment Agreement, dated as of December 31, 2016, by and between BJ Services, LLC and Caleb Barclay

10.11†**	Agreement for Services as Independent Contractor, dated as of March 31, 2017, by and between BJ Services, LLC and Eric Snell

10.12†**	Consulting Agreement, dated as of December 30, 2016, by and between BJ Services, LLC and Andrew Gould

10.13†**	BJ Services, LLC Class A Unit Incentive Plan

10.14†**	Form of BJ Services, LLC Class A Unit Incentive Plan Award Letter

10.15†	2017 Incentive Award Plan (and related form of award agreements)

21.1**	List of Subsidiaries of BJ Services, Inc.

23.1**	Consent of PricewaterhouseCoopers LLP

23.2**	Consent of PricewaterhouseCoopers LLP

23.3**	Consent of PricewaterhouseCoopers LLP

23.4**	Consent of Deloitte & Touche LLP

23.5	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1**	Powers of Attorney (contained on the signature page to this Registration Statement)

*	To be filed by amendment.
**	Previously filed.
†	Compensatory plan, contract or arrangement

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to this offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in this offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that,

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on July 25, 2017.

BJ Services, Inc.

By:	/s/ Warren M. Zemlak
Warren M. Zemlak
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities indicated on July 25, 2017.

Signature	Title

/s/ Warren M. Zemlak	Director, President and Chief Executive Officer (Principal Executive Officer)
Warren M. Zemlak

/s/ Evelyn M. Angelle	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Evelyn M. Angelle

*	Director
Andrew F. J. Gould

*	Director
Scott L. Lebovitz

*	Director
Charles S. Leykum

*	Director
William D. Marsh

*	Director
Derek Mathieson

*	Director
James W. Stewart

Signature	Title

*	Director
Brian Worrell

*	Director
Dorothy M. Ables

*	Warren M. Zemlak hereby signs this Amendment No. 1 to the Registration Statement on behalf of the indicated persons for whom he is attorney-in-fact on July 25, 2017, pursuant to powers of attorney previously filed as Exhibit 24.1 to the Registration Statement on Form S-1 of BJ Services, Inc. filed with the Securities and Exchange Commission on July 14, 2017.

*By:	/s/ Warren M. Zemlak
Warren M. Zemlak Attorney-in-fact

EXHIBIT INDEX

Exhibit number	Description

1.1	Form of Underwriting Agreement

2.1**	Contribution Agreement, dated as of November 29, 2016, by and among Baker Hughes Oilfield Operations LLC, Allied Completions Holdings, LLC, BJ Services, LLC and Allied Energy JV Contribution, LLC

3.1	Form of Amended and Restated Certificate of Incorporation of BJ Services, Inc.

3.2	Form of Amended and Restated Bylaws of BJ Services, Inc.

4.1**	Specimen Class A Common Stock Certificate

4.2	Form of Registration Rights Agreement

5.1	Form of Opinion of Latham & Watkins LLP as to the legality of the securities being registered

10.1	Form of Indemnification Agreement

10.2	Form of Tax Receivable Agreement

10.3	Form of Third Amended and Restated Limited Liability Company Agreement of BJ Services, LLC

10.4	Form of Shareholders’ Agreement

10.5**	Revolving Credit and Guaranty Agreement, dated as of May 30, 2017, by and among BJ Services, LLC, as the Borrower, JP Morgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender, an L/C Issuer and Bookrunner, the Other Borrowers From Time to Time, the Guarantors From Time to Time, the Other Lenders, and JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as joint lead arrangers and joint book managers.

10.6**	Intellectual Property License Agreement , dated as of December 30, 2016, by and between BJ Services, LLC and Baker Hughes Incorporated

10.7**	Transition Services Agreement, dated as of December 30, 2016, by and between Baker Hughes Oilfield Operations, Inc. and BJ Services, LLC

10.8†**	Employment Agreement, dated as of January 1, 2017, by and between BJ Services, LLC and Warren Zemlak

10.9†**	Employment Agreement, dated as of January 16, 2017, by and between BJ Services, LLC and Evelyn Angelle

10.10†**	Employment Agreement, dated as of December 31, 2016, by and between BJ Services, LLC and Caleb Barclay

10.11†**	Agreement for Services as Independent Contractor, dated as of March 31, 2017, by and between BJ Services, LLC and Eric Snell

10.12†**	Consulting Agreement, dated as of December 30, 2016, by and between BJ Services, LLC and Andrew Gould

10.13†**	BJ Services, LLC Class A Unit Incentive Plan

10.14†**	Form of BJ Services, LLC Class A Unit Incentive Plan Award Letter

10.15†	2017 Incentive Award Plan (and related form of award agreements)

21.1**	List of Subsidiaries of BJ Services, Inc.

23.1**	Consent of PricewaterhouseCoopers LLP

Exhibit number	Description

23.2**	Consent of PricewaterhouseCoopers LLP

23.3**	Consent of PricewaterhouseCoopers LLP

23.4**	Consent of Deloitte & Touche LLP

23.5	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1**	Powers of Attorney (contained on the signature page to this Registration Statement)

*	To be filed by amendment.
**	Previously filed.
†	Compensatory plan, contract or arrangement